UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2025

Klotho Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41340	86-2727441
(Commission File Number)	(IRS Employer Identification No.)

13576 Walnut Street, Suite A

Omaha, NE 68144

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (833) 931-6330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KLTO	The Nasdaq Stock Market LLC
Warrants	KLTOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

A. As previously reported: (1) On August 16, 2024, Klotho Neurosciences, Inc. (the “Company”) received two delinquency notification letters (the “Notices”) from The Nasdaq Stock Market LLC (“Nasdaq”) due to the Company’s non-compliance with Nasdaq Listing Rules 5450(b)(2)(C) and 5450(b)(2)(A). The Notices cite the Company for not being in compliance with the minimum Market Value of Publicly Held Shares (“MVPHS”) requirement, as set forth in Nasdaq Listing Rule 5450(b)(2)(C), and for not being in compliance with the minimum Market Value of Listed Securities (“MVLS”) requirement, as set forth in Nasdaq Listing Rule 5450(b)(2)(A). The Notices provided that, in accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company was given 180 calendar days, or until February 12, 2025, to regain compliance with the MVPHS and MVLS standards.

(2) On February 21, 2025, the Company exercised its right to request a hearing before a Nasdaq Hearings Panel (the “Panel”). The hearing request automatically stays any suspension or delisting action pending the hearing and the issuance of any Panel decision following the hearing and the expiration of any additional extension period granted by the Panel. In that regard, pursuant to the Nasdaq Listing Rules, the Panel has the authority to grant an additional extension period not to exceed August 11, 2025.

(3) At the hearing which was conducted on March 27, 2025 (the “Hearing”), the Company’s senior management and outside counsel outlined its compliance plan for the Panel (the “Compliance Plan”).

(4) On March 31, 2025, the “Company received written notification (the “Notice”) from Nasdaq that the Panel has granted the Company an extension to regain compliance with the Bid Price Rule (as defined below) until August 13, 2025, subject to additional conditions outlined in the Notice. The extension by the Panel is contingent on the Company achieving scheduled milestones and notifying Nasdaq of such achievements. If the Company is not successful in satisfying these milestones within the prescribed time the Panel may revoke or terminate the extension.

(5) On October 15, 2024, the Company received a delinquency notification letter (the “Notice”) from Nasdaq due to the Company’s non-compliance with Nasdaq Listing Rule 5450(a)(1). The Notice cited the fact that the bid price of the Company’s common stock had closed at less than $1 per share over the previous 30 consecutive business days.

B. On April 15, 2025, the Company received written notice (the “April 15 Notice”) from the Nasdaq stating that the Company has not regained compliance with the Rule. The April 15 Notice also stated that the Panel will consider this matter in their decision regarding the Company’s continued listing on Nasdaq and requires the Company to present its views with respect to this additional deficiency to the Panel in writing no later than April 22, 2025.

The Company believes that the Compliance Plan presented to the Panel at the Hearing demonstrates the Company’s ability to be in full compliance with the Nasdaq Listing Rules by August 3, 2025, and the Company intends to timely present its views with respect to this additional deficiency to the Panel in writing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2025	KLOTHO NEUROSCIENCES, INC.

	By:	/s/ Joseph Sinkule
	Name:	Joseph Sinkule
	Title:	Chief Executive Officer

2